FOURTH AMENDMENT TO LICENSE AGREEMENT


     This Fourth Amendment to License Agreement (hereinafter "Amendment") is made on December 23, 1998, to be effective as set forth herein, by and between XOMA CORPORATION, a corporation organized and existing under the laws of the State of Delaware and having a place of business at 2910 Seventh Street, Berkeley, California 94710 (hereinafter "CORPORATION"), and NEW YORK UNIVERSITY, a corporation organized and existing under the laws of the State of New York and having a place of business at 70 Washington Square South, New York, New York 10012 (hereinafter "NYU").

                                   WITNESSETH

     WHEREAS, CORPORATION and NYU entered into a certain agreement made and effective as of August 6, 1990, as amended and restated on September 1, 1993 and as subsequently amended on August 1, 1996 and June 12, 1997 (as so amended and restated, the "Agreement"), pursuant to which, inter alia, CORPORATION undertook to sponsor the NYU Research Project (as such term is defined in the Agreement) and NYU granted to CORPORATION the License (as such term is defined in the Agreement); and

     WHEREAS, CORPORATION and NYU wish to amend the Agreement as specified herein;

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     NOW, THEREFORE, in consideration of the premises and the covenants, conditions and promises set forth below, the parties hereto hereby agree as follows:

     1. Except as expressly provided for herein, all terms and conditions of the Agreement shall remain in full force and effect.

     2. Terms which are defined in the Agreement shall have the same meanings when used in this Amendment, unless a different definition is given herein.

     3. Section 18.a.(ii) of the Agreement shall be, and hereby is, amended by deleting the word "and" at the end thereof.

     4. Section 18.a of the Agreement shall be, and hereby is, amended by adding a semicolon and the following language after the word "Agreement" and before the period at the end thereof:

          iv) CORPORATION is planning a corporate reorganization (the "Reorganization") whereby CORPORATION would change its legal domicile from Delaware to Bermuda. Notwithstanding the Reorganization, CORPORATION agrees to comply with the applicable provisions of the Bayh-Dole Act of 1980 and the regulations promulgated thereunder including, without limitation, the requirement that any Licensed Products using the subject technology will be manufactured substantially in the United

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               States to the extent required by 35 U.S.C. ss. 204.

     5. This Amendment shall be effective only upon consummation of the Reorganization.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as follows:

NEW YORK UNIVERSITY                                XOMA CORPORATION



By:  /s/ Isaac T. Kohlberg                     By:  /s/ Christopher J. Margolin
     ----------------------------                   ---------------------------
     Isaac T. Kohlberg                              Christopher J. Margolin
     Assistant Dean and Vice                        Vice President, General
     President for Industrial                       Counsel and Secretary
     Liaison